SELLING AGENT AGREEMENT

by and among

Priority Income Fund, Inc.,

Priority Senior Secured Income Management, LLC,

Prospect Administration LLC,

InspereX LLC

and the

Agents named herein and added from time to time

[●], 2022
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[●], 2022

To the Agents listed on
the signature page hereto and each person
that shall have become an Agent as provided herein.

Priority Income Fund, Inc., a corporation organized under the laws of Maryland (the “Company”), Priority Senior Secured Income Management, LLC, a Delaware limited liability company as an investment adviser (the “Adviser”), Prospect Administration LLC, a Delaware limited liability company (the “Administrator”) and InspereX LLC (the “Purchasing Agent”) confirm their agreement in the form of this Selling Agent Agreement (this “Agreement”) as follows:
I.
The Company has authorized and proposes to issue and sell, on the terms and subject to the conditions set forth herein, up to an aggregate of $200,000,000 (the “Authorized Amount”) of its (i) 7.00% Series D Term Preferred Stock Due 2029, $0.01 par value per share (the “Series D Term Preferred Stock”), (ii) 6.625% Series F Term Preferred Stock Due 2027, $0.01 par value per share (the “Series F Term Preferred Stock”), (iii) 6.250% Series G Term Preferred Stock Due 2026, $0.01 par value per share (the “Series G Term Preferred Stock”), (iv) 6.000% Series H Term Preferred Stock Due 2026, $0.01 par value per share (the “Series H Term Preferred Stock”), (v) 6.125% Series I Term Preferred Stock Due 2028, $0.01 par value per share (the “Series I Term Preferred Stock”), (vi) 6.000% Series J Term Preferred Stock Due 2028, $0.01 par value per share (the “Series J Term Preferred Stock”), (vii) 7.000% Series K Cumulative Preferred Stock, $0.01 par value per share (the “Series K Cumulative Preferred Stock”), (viii) 6.375% Series L Term Preferred Stock Due 2029, $0.01 par value per share (the “Series L Term Preferred Stock”), (ix) 6.750% Series KB Cumulative Preferred Stock, $0.01 par value per share (the “Series KB Cumulative Preferred Stock”), (x) 6.500% Series KC Cumulative Preferred Stock, $0.01 par value per share (the “Series KC Cumulative Preferred Stock”), (xi) 6.250% Series KD Cumulative Preferred Stock, $0.01 par value per share (the “Series KD Cumulative Preferred Stock” and together with the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock and the Series KC Cumulative Preferred Stock the “Existing Preferred Stock”) and (xii) Future Preferred Stock (as defined below and together with the Existing Preferred Stock, the “Preferred Stock”). The terms of the Existing Preferred Stock are described in the prospectus referred to below and the terms of each series of Future Preferred Stock to be sold pursuant to this Agreement will be described in a prospectus included as part of a post-effective amendment to the Registration Statement. In the event that the Company issues any additional series of its term preferred shares subsequent to the date of this Agreement and any such additional series of term preferred shares are set forth in a prospectus included as part of a post-effective amendment to the Registration Statement filed by the Company which has been declared effective by the Commission, such additional series of term preferred shares (the “Future Preferred Stock”) may be issued and sold hereunder as Preferred Stock on the terms and subject to the conditions set forth in this Agreement. Future Preferred Stock shall include (i) any additional series of term preferred shares which, as of the effective date of any Pos Ex Future Preferred Amendment (as defined herein), is issued and outstanding and has been authorized for listing on the New York
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Stock Exchange (the “NYSE”) (“Outstanding Listed Future Preferred Stock”) and (ii) any additional series of term preferred shares which, as of the effective date of any Pos Ex Future Preferred Amendment, has been created but which is not yet issued and outstanding (“New Future Preferred Stock”).

The Series D Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Company’s Second Articles of Amendment and Restatement, as amended (the “Second Articles of Amendment and Restatement”), Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, dated June 28, 2018 (the “TP Articles Supplementary”), the Articles Supplementary dated April 16, 2019, March 15, 2021 and April 5, 2022 collectively establishing the authorized number of Term Preferred Stock and classifying and designating shares of authorized but unissued Term Preferred Stock (the “Reclassifying Articles”) and Appendix D to the TP Articles Supplementary establishing the 7.00% Series D Term Preferred Stock dated April 17, 2019 (together with the TP Articles Supplementary and the Reclassifying Articles, the “Series D Articles Supplementary,” and together with the Second Articles of Amendment and Restatement, the “Series D Articles”). The Series D Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,094,065 issued and outstanding shares of the Company’s 7.000% Series D Term Preferred Stock Due 2029, $0.01 par value per share (the “Existing Series D Term Preferred Stock”).

The Series F Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix F to the TP Articles Supplementary establishing the 6.625% Series F Term Preferred Stock dated February 24, 2020 (together with the TP Articles Supplementary, the “Initial Series F Articles Supplementary”), the Reclassifying Articles and the Articles Supplementary dated April 5, 2022 (i) increasing the designated number of shares of Series F Term Preferred Stock, Series G Term Preferred Stock, Series H Term Preferred Stock, Series I Term Preferred Stock, Series J Term Preferred Stock, Series K Cumulative Preferred Stock and Series L Term Preferred Stock (the “Designation Articles Supplementary,” and together with the Second Articles of Amendment and Restatement, the Initial Series F Articles Supplementary and the Reclassifying Articles, the “Series F Articles”). The Series F Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,233,428 issued and outstanding shares of the Company’s 6.625% Series F Term Preferred Stock Due 2027, $0.01 par value per share (the “Existing Series F Term Preferred Stock”).

The Series G Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix G to the TP Articles Supplementary establishing the 6.250% Series G Term Preferred Stock dated March 17, 2021 (together with the TP Articles Supplementary, the “Initial Series G Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series G Articles Supplementary and the Reclassifying Articles, the “Series G Articles”). The Series G Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,472,000 issued and outstanding shares of the Company’s 6.250% Series G Term Preferred Stock Due 2026, $0.01 par value per share (the “Existing Series G Term Preferred Stock”).
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The Series H Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix H to the TP Articles Supplementary establishing the 6.000% Series H Term Preferred Stock dated May 5, 2021 (together with the TP Articles Supplementary, the “Initial Series H Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series H Articles Supplementary and the Reclassifying Articles, the “Series H Articles”). The Series H Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,196,000 issued and outstanding shares of the Company’s 6.000% Series H Term Preferred Stock Due 2026, $0.01 par value per share (the “Existing Series H Term Preferred Stock”).

The Series I Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix I to the TP Articles Supplementary establishing the 6.125% Series I Term Preferred Stock dated June 15, 2021 (together with the TP Articles Supplementary, the “Initial Series I Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series I Articles Supplementary and the Reclassifying Articles, the “Series I Articles”). The Series I Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,600,000 issued and outstanding shares of the Company’s 6.125% Series I Term Preferred Stock Due 2028, $0.01 par value per share (the “Existing Series I Term Preferred Stock”).

The Series J Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix J to the TP Articles Supplementary establishing the 6.000% Series J Term Preferred Stock dated August 6, 2021 (together with the TP Articles Supplementary, the “Initial Series J Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series J Articles Supplementary and the Reclassifying Articles, the “Series J Articles”). The Series J Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,580,000 issued and outstanding shares of the Company’s 6.000% Series J Term Preferred Stock Due 2028, $0.01 par value per share (the “Existing Series J Term Preferred Stock”).

The Series K Cumulative Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix K to the TP Articles Supplementary establishing the 7.000% Series K Cumulative Preferred Stock dated October 5, 2021 (together with the TP Articles Supplementary, the “Initial Series K Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series K Articles Supplementary and the Reclassifying Articles, the “Series K Articles”). The Series K Cumulative Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,600,000 issued and outstanding shares of the Company’s 6.000% Series K
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Cumulative Preferred Stock, $0.01 par value per share (the “Existing Series K Cumulative Preferred Stock”).

The Series L Term Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, Appendix L to the TP Articles Supplementary establishing the 6.375% Series L Term Preferred Stock dated February 24, 2022 (together with the TP Articles Supplementary, the “Initial Series L Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series L Articles Supplementary and the Reclassifying Articles, the “Series L Articles”). The Series L Term Preferred Stock, when issued and delivered by the Company pursuant to this Agreement will form part of the same series as the 1,100,000 issued and outstanding shares of the Company’s 6.375% Series L Term Preferred Stock Due 2029, $0.01 par value per share (the “Existing Series L Term Preferred Stock”).

The Series KB Cumulative Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, the Articles Supplementary dated April 5, 2022 establishing three new series of shares (the “New Series Articles Supplementary,” Appendix KB to the New Series Articles Supplementary establishing the 6.750% Series KB Cumulative Preferred Stock (together with the TP Articles Supplementary, the “Initial Series KB Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series KB Articles Supplementary and the Reclassifying Articles, the “Series KB Articles”).

The Series KC Cumulative Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, the New Series Articles Supplementary, Appendix KC to the New Series Articles Supplementary establishing the 6.500% Series KC Cumulative Preferred Stock (together with the TP Articles Supplementary, the “Initial Series KC Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series KC Articles Supplementary and the Reclassifying Articles, the “Series KC Articles”).

The Series KD Cumulative Preferred Stock is authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, the New Series Articles Supplementary, Appendix KD to the New Series Articles Supplementary establishing the 6.250% Series KD Cumulative Preferred Stock (together with the TP Articles Supplementary, the “Initial Series KD Articles Supplementary”), the Reclassifying Articles and the Designation Articles Supplementary (the Designation Articles Supplementary together with the Second Articles of Amendment and Restatement, the Initial Series KD Articles Supplementary and the Reclassifying Articles, the “Series KD Articles”).

Each series of Future Preferred Stock will be authorized by, and subject to the terms and conditions of, the Second Articles of Amendment and Restatement, the TP Articles Supplementary, an appendix to the TP Articles Supplementary which will establish the applicable series of Future Preferred Stock (together with the TP Articles Supplementary, the “Future Preferred Stock Articles Supplementary”), the Reclassifying Articles and together with
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the Second Articles of Amendment and Restatement, the Future Preferred Stock Articles Supplementary and the Reclassifying Articles, the “Future Preferred Stock Articles” and together with the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles, and the Series KD Articles, the “Articles”). Any shares of a series of Future Preferred Stock issued and delivered by the Company pursuant to this Agreement will form part of the same series as the originally issued and outstanding shares of such series of Future Preferred Stock (the “Originally Issued Future Preferred Stock”).

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints you as agent of the Company for the purpose of soliciting offers to purchase the Preferred Stock and you hereby agree, severally and not jointly, to use your reasonable best efforts to solicit offers to purchase Preferred Stock upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Purchasing Agent, and (2) agrees that whenever the Company determines to sell Preferred Stock pursuant to this Agreement, such Preferred Stock shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VI hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Preferred Stock as principal for resale to other Agents (as such term is defined below) or dealers (the “Selected Dealers”), each of whom will purchase such Preferred Stock as principal. The Company reserves the right to appoint additional agents (together with you, the “Agents”) for the purpose of soliciting offers to purchase the Preferred Stock, which agency shall be on an on−going basis or a one−time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit F, and delivery to the Company of addresses for notice hereunder. After the time an Agent is appointed, the Company shall deliver to the Agent copies of the documents delivered to the other Agents on the date hereof under Sections III(a), III(b), III(c), III(d) and III(e) and, if such appointment is on an ongoing basis, Sections VIII(b), VIII(c) and VIII(d) hereof.

The Company has entered into an Investment Advisory Agreement dated as of May 30, 2019, as renewed on June 17, 2021 by the Company’s board of directors (the “Investment Advisory Agreement”), with the Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”). The Company has entered into an Administration Agreement, dated as of May 9, 2013, as renewed on June 17, 2021 by the Company’s board of directors (the “Administration Agreement”), with the Administrator.

II.
    (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form N-2 (File No. 333-262232 and 811-22725), as amended, to register the offer and sale of the Preferred Stock. Such Registration Statement has become effective. The Company has previously filed with the Commission a notification on Form N-8A of registration (the “1940 Act Notification”) of the Company as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”).
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(b) For the purposes of this Agreement the following terms shall have the following meaning:
(1)    “Registration Statement” as of any time means the registration statement, as amended by any amendment thereto, registering the offer and sale of the Preferred Stock, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Preferred Stock, which time shall be considered the new effective date of such registration statement, as amended, with respect to such Preferred Stock. For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430A or Rule 430C, as applicable, shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430C or Rule 430A, as applicable.

(2)    “Statutory Prospectus” means, collectively, (i) the prospectus relating the Preferred Stock that is included in the Registration Statement, (ii) any preliminary pricing supplement used in connection with the Preferred Stock, as filed by the Company with the Commission pursuant to Rule 424 and (iii) any prospectus supplement relating to the Preferred Stock, filed by the Company with the Commission pursuant to Rule 424 in connection with the offer and sale of the Preferred Stock, including, in each case, any document incorporated by reference therein.

(3)    “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the pricing supplement relating to the Preferred Stock filed by the Company with the Commission pursuant to Rule 424 that discloses the public offering price and other final terms of such Preferred Stock and otherwise satisfies Section 10(a) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”).

(4)    “Additional Disclosure Item” means any offer relating to the Preferred Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act and treated by the Company as subject to Rule 482 under the 1933 Act (a “Rule 482 Additional Disclosure Item”); and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Preferred Stock that is not a Rule 482 Additional Disclosure Item.

(5)    “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as of the time of the pricing of the Preferred Stock which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Preferred Stock.

(6)    “Representation Date” means the date of each acceptance by the Company of an offer for the purchase of Preferred Stock (whether to one or more Agents
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as principal or through the Agents as agents), the Applicable Time, the date of each delivery of Preferred Stock (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented, or there is filed by the Company with the Commission an annual report on Form N-CSR, a semi-annual report on Form N-CSRS or a quarterly filing on Form N-PORT. For avoidance of doubt, Representation Date shall include the date of filing pursuant to Rule 424(b) of any Prospectus included in a post-effective amendment to the Registration Statement which has been declared effective by the Commission and includes any series of Future Preferred Stock (a “Pos Ex Future Preferred Amendment”).

III.

The Agents’ obligations hereunder are subject to the following conditions:

(a)    On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1)    The opinion of Eversheds Sutherland (US) LLP (“ES”), counsel for the Company, the Adviser, and the Administrator, which shall be substantially in the form attached hereto as Exhibit A.

(2)    The opinion of Venable LLP, Maryland counsel for the Company (“Venable,” together with ES, “Company Counsel”) which shall be substantially in the form attached hereto as Exhibit B.

(3)    The opinion of Troutman Pepper Hamilton Sanders LLP, counsel for the Agents, in a form and substance reasonably satisfactory to the Agents.

The opinions described in this subsection (a) shall expressly provide that any agent that becomes an Agent hereunder following the date hereof may rely on such opinion as though it were addressed to such Agent (it being understood that such opinion speaks only as of the date of such opinion).

(b)    On the date hereof, the Agents shall have received a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents, each dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package (as defined herein) and this Agreement and that to the best of their knowledge (i) the representations and warranties of the Company and the Adviser and Administrator in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Company and each of the Adviser and the Administrator has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have
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been instituted or, to the knowledge of such officer, threatened; and (iii) since the date of the most recent financial statements of the Company included or incorporated by reference in the Prospectus and the Disclosure Package, there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus and the Disclosure Package.

(c)    On the date hereof, the Agents shall have received a letter from BDO USA, LLP (“BDO”) dated as of the date hereof and in form and substance satisfactory to the Agents confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(d)    On the date hereof, the Company and the Adviser shall each furnish the Agents with a certificate of its Secretary, in form and substance reasonably satisfactory to the Agents.

(e)    On the date hereof and on each Settlement Date with respect to any purchase of Preferred Stock by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Preferred Stock as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Preferred Stock as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

(f)    On the date hereof, the Company shall have filed the Designation Articles Supplementary, the New Series Articles Supplementary, the Series KB Articles, the Series KC Articles and the Series KD Articles with the State Department of Assessments and Taxation of Maryland.

The obligations of the Purchasing Agent to purchase Preferred Stock as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that:

(i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Preferred Stock, or which in any way questions or affects the validity of the Preferred Stock,

(ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission,

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(iii) there shall not have occurred since the date of such Terms Agreement a downgrading in the rating assigned to any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, each series of Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or any of the Company’s debt securities by any nationally recognized statistical rating organization, as such term is defined in Section 3 of the 1934 Act (as defined herein)(an “NRSRO”), or no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, each series of Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or any of the Company’s debt securities,

(iv) there shall not have occurred since the date of such Terms Agreement any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable Terms Agreement), each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date, and

(v) (i) shares of the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock and each series of Outstanding Listed Future Preferred Stock to be sold pursuant to this Agreement, the Prospectus and the Disclosure Package shall have been approved for listing on the NYSE, subject only to notice of issuance, (ii) following the listing of the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock and the Series KC Cumulative Preferred Stock on the NYSE pursuant to a Series KB Listing Event (as defined herein), a Series KC Listing Event (as defined herein) and a Series KD Listing Event (as defined herein), as applicable, the remaining shares of Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock to be sold pursuant to this Agreement and the Prospectus as of such listing date shall have been approved for listing on the NYSE, subject only to notice of issuance (iii) following the listing of any series of New Future Preferred Stock, the remaining shares of such series to be sold pursuant to this Agreement and the Prospectus as of such listing date shall have been approved for listing on the NYSE, subject only to notice of issuance, and (iv) trading in the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, each series of the Future Preferred Stock or any other series of the Company’s preferred stock, if applicable, shall not have been suspended on the NYSE.
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Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Preferred Stock as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

IV.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a)    The Company will notify the Agents as soon as practicable (i) when, at any time when a prospectus relating to the Preferred Stock is required to be delivered under the 1933 Act, any post-effective amendment to the Registration Statement (including any Pos Ex Future Preferred Amendment) shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Preferred Stock, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or the Disclosure Package, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Preferred Stock, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional shares of Preferred Stock or any amendment to the Registration Statement (including any Pos Ex Future Preferred Amendment) or any amendment or supplement to the Prospectus and will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Agents a reasonable opportunity to comment on any such proposed amendment or supplement.

(c)    The Company will deliver to the Agents without charge, a copy of (i) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus), (ii) any Additional Disclosure Item used in connection with the offer and sale of Preferred Stock (including any amendment or supplement thereto) and (ii) a certified copy of the corporate authorization of the issuance and sale of the Preferred Stock. The Company will
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furnish to the Agents as many copies of the Prospectus and the Statutory Prospectus (both as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Preferred Stock under the 1933 Act.

(d)    The Company will prepare, with respect to any Preferred Stock to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), a pricing supplement with respect to the Preferred Stock in substantially the applicable form attached as Exhibit D (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424 under the 1933 Act no later than the time at which it is first used in connection with a public offering or sale (or such other time as may be required under the 1933 Act).

(e)    Except as otherwise provided in subsection (n) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Preferred Stock and to cease sales of any Preferred Stock by the Purchasing Agent, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(f)    Except as otherwise provided in subsection (n) of this Section, if at any time following the issuance of an Additional Disclosure Item during the term of this Agreement there occurred or occurs an event or development as a result of which such Additional Disclosure Item (other than a Rule 482 Additional Disclosure Item) conflicted or would conflict, or with respect to a Rule 482 Additional Disclosure Item, materially conflicted or would materially conflict, with the information then contained in the Registration Statement, Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Purchasing Agent and (ii) amend or supplement such Additional Disclosure Item to eliminate or correct such conflict, untrue statement or omission and promptly notify the Purchasing Agent that such Additional Disclosure Item shall no longer be used.

(g)    Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Prospectus to be amended or supplemented to include financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding
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thereof, as may be required by the 1933 Act, the 1940 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”) or otherwise.

(h)    Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include such audited financial statements and the report or reports, and consent or consents to such inclusion of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act, the 1940 Act, the 1934 Act or otherwise.

(i)    The Company will timely file such reports pursuant to the 1934 Act or 1940 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)    The Company will arrange, if necessary, for the qualification of the Preferred Stock for sale under the laws of such states and jurisdictions as the Agents may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Preferred Stock; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Preferred Stock, in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Stock have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Preferred Stock for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(k)    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission by a registered closed-end fund pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(l)    The Company has filed or will file each Statutory Prospectus and Prospectus pursuant to and in accordance with Rule 424 within the prescribed time period.

(m)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Preferred Stock remain unsold by the Agents, if mutually agreed to by the Company and the Purchasing Agent, the Company will file, if it has not already done so and is eligible to do so, a new registration statement relating to the Preferred Stock, in a form satisfactory to the Purchasing Agent and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. If mutually agreed to by the Company and the Purchasing Agent, the Company will take all other reasonable
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action necessary or appropriate to permit the public offering and sale of the Preferred Stock to continue as contemplated in the expired registration statement relating to the Preferred Stock. References in this Agreement to the “Registration Statement” shall include any such new registration statement after it has become effective.

(n)    The Company shall not be required to comply with the provisions of subsections (e), (f), (h) or (h) of this Section or the provisions of Sections VIII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Preferred Stock pursuant to a direction from the Company and (ii) the Agents shall not then hold any Preferred Stock as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Preferred Stock should be resumed or shall subsequently agree for the Purchasing Agent to purchase Preferred Stock as principal.

(o)    The Company will use the Net Proceeds in the manner specified in each Prospectus and each Disclosure Package under “Use of Proceeds.”

(p)    The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).

(q)    The Company will cooperate with any reasonable due diligence review conducted by the Agents (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Agents may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this subsection (q) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each filing by the Company of its annual report on Form N-CSR, semi-annual report on Form N-CSRS and each quarterly filing on Form N-PORT whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.

(r)    The Company will comply with all requirements imposed upon it by the 1933 Act, the 1934 Act and the1940 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Preferred Stock as contemplated by the provisions hereof and the Prospectus and the Disclosure Package.

(s)    The Company shall use its best efforts in cooperation with the Agents to permit the Preferred Stock to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(t)    Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and the Company, between the date of such Terms Agreement and the delivery of Preferred Stock to the Purchasing Agent as principal with respect to such Terms Agreement, the Company will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer to sell, contract to sell, sell, grant any option to sell or otherwise dispose of any shares of preferred stock (other than the Preferred
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Stock offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire preferred stock; provided, that such consent shall not be required in connection with the issuance or sale of preferred stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time.

(u)    (i) The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times during which any shares of Series D Term Preferred Stock, Series G Term Preferred Stock, Series H Term Preferred Stock, Series I Term Preferred Stock, Series J Term Preferred Stock, Series K Cumulative Preferred Stock, Series L Term Preferred Stock, Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock, Series KD Cumulative Preferred Stock or Future Preferred Stock remain outstanding, a rating issued by an NRSRO, which may include Egan-Jones Ratings Co. so long as it remains an NRSRO. For avoidance of doubt, the Company shall be under no obligation to obtain or maintain a rating for the Series F Term Preferred Stock.

(ii) The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any NRSRO to any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, each series of Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or the Company’s debt securities or the public announcement by any NRSRO that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, each series of Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or any of the Company’s debt securities, or the withdrawal by any NRSRO of its rating of any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, each series of Future Preferred Stock and the Preferred Stock offered hereby, to the extent such series of Preferred Stock has been rated) or the Company’s debt securities. The Purchasing Agent will, in turn, notify promptly the other Agents of any such change.

(v)    (i) The Company will use its best efforts to cause the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock and each series of Outstanding
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Listed Future Preferred Stock to be sold pursuant to this Agreement and the Prospectus to be approved for listing on the NYSE prior to the time of issuance, subject only to notice of issuance.

(ii) The Company will use its best efforts to cause (i) the Series KB Cumulative Preferred Stock to be duly authorized for listing on the NYSE upon the earlier of (a) thirty (30) days after the date on which the Company has issued an aggregate amount of $5,000,000 of Series KB Cumulative Preferred Stock and (b) the date that is six months following the first issuance of Series KB Cumulative Preferred Stock pursuant to this Agreement, provided the outstanding shares of the Series KB Cumulative Preferred Stock at such time otherwise meet the minimum listing requirements of the NYSE (each of sub-clause (i)(a) and (b) a “Series KB Listing Event”), (ii) the Series KC Cumulative Preferred Stock to be duly authorized for listing on the NYSE upon the earlier of (a) thirty (30) days after the date on which the Company has issued an aggregate amount of $5,000,000 of Series KC Cumulative Preferred Stock and (b) the date that is six months following the first issuance of Series KC Cumulative Preferred Stock pursuant to this Agreement, provided the outstanding shares of the Series KC Cumulative Preferred Stock at such time otherwise meet the minimum listing requirements of the NYSE (each of sub-clause (ii)(a) and (b) a “Series KC Listing Event”) and (iii) the Series KD Cumulative Preferred Stock to be duly authorized for listing on the NYSE upon the earlier of (a) thirty (30) days after the date on which the Company has issued an aggregate amount of $5,000,000 of Series KD Cumulative Preferred Stock and (b) the date that is six months following the first issuance of Series KD Cumulative Preferred Stock pursuant to this Agreement, provided the outstanding shares of the Series KD Cumulative Preferred Stock at such time otherwise meet the minimum listing requirements of the NYSE (each of sub-clause (ii)(a) and (b) a “Series KD Listing Event” and together with the Series KB Listing Event and Series KC Listing Event, a “Listing Event”). Following the listing of the Series KB Cumulative Preferred Stock on the NYSE pursuant to a Series KB Listing Event, the Series KC Cumulative Preferred Stock on the NYSE pursuant to a Series KC Listing Event and the Series KD Cumulative Preferred Stock on the NYSE pursuant to a Series KD Listing Event, the Company will use its best efforts to cause the then-remaining shares of Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock to be sold pursuant to this Agreement and the Prospectus to be duly approved for listing on the NYSE prior to the time of issuance, subject only to notice of issuance.

(iii) The Company will use its best efforts to cause each series of New Future Preferred Stock to be duly authorized for listing on the NYSE upon the earlier of (a) thirty (30) days after the date on which the Company has issued an aggregate amount of $5,000,000 of such series and (b) the date that is six months following the first issuance of such series pursuant to this Agreement, provided the outstanding shares of such series of New Future Preferred Stock at such time otherwise meets the minimum listing requirements of the NYSE (each of sub-clause (i)(a) and (b) a “New Future Preferred Stock Listing Event”). Following the listing of any New Future Preferred Stock series, the Company will use its best efforts to cause the then-remaining shares of such series to be sold under this Agreement and the Prospectus to be duly approved for listing on the NYSE prior to the time of issuance, subject only to notice of issuance.

(w)    Under no circumstances shall the Company cause or request the offer or sale of any shares of Preferred Stock, if after giving effect to the sale of such shares, the aggregate offering price of the Preferred Stock sold pursuant to this Agreement would exceed the Authorized Amount. Under no circumstances shall the Company cause or request the offer or
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sale of Preferred Stock that would cause the Company to exceed the asset coverage ratio permitted under the 1940 Act, which as of the date hereof is 200%, as measured at the time of the issuance of such Preferred Stock, as required by the 1940 Act.

(x)    Notwithstanding anything to the contrary herein, the parties agree that no shares of any series of Future Preferred Stock shall be sold pursuant to this Agreement unless (i) the applicable appendix to the TP Articles Supplementary which establishes such series of Future Preferred Stock has been filed with the State Department of Assessments and Taxation of Maryland, and (ii) each such series of Future Preferred Stock shall have been rated by an NRSRO, which may include Egan-Jones Ratings Co.

V.

(a)    The Agents propose to use their respective reasonable best efforts to solicit offers to purchase the Preferred Stock upon the terms and conditions set forth herein and in the Prospectus and the Disclosure Package and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus and the Disclosure Package as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Preferred Stock only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Preferred Stock commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Preferred Stock only in denominations of $25 or more (in multiples of $25). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Preferred Stock without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Preferred Stock. The Company shall have the sole right to accept offers to purchase Preferred Stock and may reject any proposed offers to purchase Preferred Stock as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Preferred Stock, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Preferred Stock pursuant to a Terms Agreement, a concession in the amount of $0.78125 per share for each share of Preferred Stock actually sold (the “Concession”). The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Preferred Stock shall be sold to the public at a purchase price to be determined by the Company and included in the applicable Pricing Supplement, plus accrued dividends, if any. Such purchase price shall be set forth in the Pricing Supplement and confirmation statement of the Agent or Selected Dealer responsible for
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such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement. Notwithstanding anything to the contrary herein, the Company and the Agents agree that no shares of the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series L Term Preferred Stock or any series of Future Preferred Stock that has a term redemption date (collectively, the “Term Preferred Stock”) shall be sold at a public offering price that is lower than the Minimum Fungibility Price. For purposes hereof, the “Minimum Fungibility Price” means an amount equal to (a) the liquidation preference of each share of Term Preferred Stock, reduced by (b) one-fourth of 1% (0.25%) of the liquidation preference, multiplied by the number of complete years to redemption, plus (c) in the event settlement of the Term Preferred Stock is delayed for any reason, any pre-issuance accrued dividends on the Term Preferred Stock from the originally scheduled settlement date to the date of issuance of the Term Preferred Stock. The Company and the Purchasing Agent agree that the Company shall be solely responsible for the determination of a purchase price that shall not be lower than the Minimum Fungibility Price. Additionally, the Company and the Agents agree that the Agents are prohibited from selling shares of the Preferred Stock at a public offering price that is higher than the liquidation preference of each share of Preferred Stock if the purchaser of such shares is a corporation for U.S. federal income tax purposes (a “US Tax Corporation”) that would be eligible for the dividends-received deduction under Section 243 of the Code with respect to dividends on such Preferred Stock.

(b)    The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Preferred Stock is being offered for sale in the United States only.

VI.

Each sale of Preferred Stock shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit F (a “Terms Agreement”) to be entered into which will provide for the sale of such Preferred Stock to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Preferred Stock by the Purchasing Agent. The offering of Preferred Stock by the Company hereunder and the Purchasing Agent’s agreement to purchase Preferred Stock pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Preferred Stock to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the number of shares of or principal amount of Preferred Stock to be purchased, the net proceeds to the Company, the initial public offering price at which shares of the Preferred Stock are proposed to be reoffered, the time and place of delivery of and payment for such Preferred Stock, and any other relevant pricing terms. In connection with the resale of the Preferred Stock purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit F hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.
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VII.

(a)    The Company represents and warrants to the Agents, and the Adviser and the Administrator, jointly and severally, represent and warrant to the Agents, as of the date hereof and as of each Representation Date as follows:

(1) Compliance With Registration Requirements. (i)    The Registration Statement has become effective under the 1933 Act and has been filed under the 1940 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(ii) At the respective times the Registration Statement and any amendment thereto became or will become effective under the 1933 Act and at each Settlement Date, the Registration Statement, the 1940 Act Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and as of the date hereof, as of each Applicable Time and as of each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Adviser by or on behalf of any Agent for use therein.

(iii) The Prospectus complied or will comply as to form, at the respective times the Prospectus was or is filed, and as of the date hereof, as of each Applicable Time and as of each Settlement Date, in all material respects with the 1933 Act and the 1940 Act and the Prospectus delivered or to be delivered to the Agents for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) As of each Applicable Time and Settlement Date, the Statutory Prospectus, and each Pricing Supplement relating to the Preferred Stock used at or prior to any Applicable Time, when considered together (collectively, the “Disclosure Package”) will not include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company or the Adviser by or on behalf of any Agent for use therein

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(v) Each Additional Disclosure Item, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Preferred Stock or until any earlier date that the Company notified or notifies the Purchasing Agent as described in Section IV(f) above, did not, does not and will not include any information that, with respect to an Additional Disclosure Item other than a Rule 482 Additional Disclosure Item, conflicted, conflicts or will conflict, or with respect to a Rule 482 Additional Disclosure Item materially conflicted, materially conflicts or will materially conflict, with the information then contained in the Registration Statement, the Disclosure Package, and the Prospectus. Each such Additional Disclosure Item, as of its issue date and each Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from any Additional Disclosure Item made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Agent for use in the Additional Disclosure Item.

(2)    Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act or the 1940 Act, as applicable, and, when read together with the other information in the Prospectus, (A) at the times the Registration Statement and any amendment thereto became or will become effective, (B) at the respective times the Prospectus and the Disclosure Package was or is filed, (C) as of each Applicable Time and (D) as of each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company has filed, and will file, all reports required to be filed pursuant to the 1940 Act and the 1934 Act, except where the failure to file such reports would not have a Material Adverse Effect.

(3)    Independent Accountants. The accountants who audited or reviewed the financial statements and supporting schedules, if any, included in the Registration Statement and the Prospectus have confirmed to the Company their status as independent public accountants as required by the 1933 Act at the time of such audit or review.

(4)    Financial Statements. The financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, together with the related schedules and notes, present fairly in accordance with generally accepted accounting principles (“GAAP”) the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus and the Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

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(5)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, other than as disclosed in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus.

(6)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect.

(7)    No Subsidiaries. The Company has no subsidiaries.

(8)    Exchange Act and Investment Company Status. The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the 1934 Act and the 1940 Act. The Company is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

(9)    Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the Advisers Act. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, to the Company’s knowledge after due inquiry, no director of the Company is an “Interested Person” (as defined in the 1940 Act) of the Company or an “Affiliated Person” (as defined in the 1940 Act) of any Agent. For purposes of the second sentence of this Section, the Company is entitled to rely on representations from such directors.

(10)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus and the Disclosure Package as of the date thereof. All issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. All of the shares of the Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock and the Existing Series L Term Preferred Stock have been duly authorized and validly issued and are fully paid and non-
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assessable. None of the outstanding Common Shares or shares of the Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock or the Existing Series L Term Preferred Stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company. All shares of each series of Originally Issued Future Preferred Stock upon such respective series’ original issue date and as of each Representation Date will be duly authorized and validly issued and will be fully paid and non-assessable. No shares of any series of Originally Issued Future Preferred Stock will be issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(11)    Authorization of Agreement; Compliance. This Agreement has been duly authorized and executed and delivered by the Company. This Agreement, the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles, the Series KD Articles, the Second Articles of Amendment and Restatement, the Second Amended and Restated Bylaws (the “Bylaws”) and the Company Agreements (as defined below) comply with all applicable provisions of the 1940 Act, and all approvals of such documents required under the 1940 Act by the Company’s shareholders and Board of Directors have been obtained and are in full force and effect. The Future Preferred Stock Articles for each series of Future Preferred Stock as of the original issue date of each respective series and as of each Representation Date will comply with all applicable provisions of the 1940 Act and as of such dates will be in full force and effect.

(12)    Authorization and Description of Preferred Stock. (a) The Preferred Stock to be offered and sold pursuant to this Agreement, the Prospectus and the Disclosure Package have been, and with respect to the Future Preferred Stock will be as of the effective date of any applicable Pos Ex Future Preferred Amendment, duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The shares of Preferred Stock conform to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Preferred Stock is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Preferred Stock conform to the provisions of the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles, as applicable, and the relative rights, preferences, interests and powers of such shares are set forth in the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles, as applicable. Each of the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles have been duly authorized and executed by the Company in compliance with the General Corporation Law of the State of Maryland and filed by the Company with the State of Maryland Department of Assessments and Taxation. Each of the Series D Articles, the Series F Articles, the Series G
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Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles are in full force and effect. The certificates for the shares of the Preferred Stock are in valid and legal form.

(b) The shares of each series of Future Preferred Stock as of the effective date of any applicable Pos Ex Future Preferred Amendment and as of each Representation Date will conform to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and such description will conform to the rights set forth in the instruments defining the same; and the issuance of each series of Future Preferred Stock will not be subject to the preemptive or other similar rights of any securityholder of the Company. The shares of each series of Future Preferred Stock as of the effective date of any applicable Pos Ex Future Preferred Amendment and as of each Representation Date will conform to the provisions of the Future Preferred Stock Articles applicable to such series. The Future Preferred Stock Articles applicable to each series of Future Preferred Stock to be issued and sold pursuant to this Agreement, as of the effective date of any applicable Pos Ex Future Preferred Amendment and as of each Representation Date (i) will have been duly authorized and executed by the Company in compliance with the General Corporation Law of the State of Maryland and will have been filed by the Company with the State of Maryland Department of Assessments and Taxation and (ii) will be in full force and effect. The certificates for the shares of each series of Future Preferred Stock, as of the effective date of any applicable Pos Ex Future Preferred Amendment and as of each Representation Date will be in valid and legal form.

(13)    Additional Preferred Stock. (a) The Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock and the Outstanding Listed Future Preferred Stock to be sold pursuant to this Agreement and the Prospectus and on the terms set forth in the applicable Pricing Supplement (i) will be treated as a single series with the Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock, the Existing Series L Term Preferred Stock and the series of the Originally Issued Future Preferred Stock with the same designation, as applicable, (ii) will have the same terms and CUSIP number as the Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock, the Existing Series L Term Preferred Stock and the series of the Originally Issued Future Preferred Stock with the same designation, as applicable, and (iii) will be fungible with the Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock, the Existing Series L Term Preferred Stock and the series of the Originally Issued Future Preferred Stock with the same designation, as applicable, for federal income tax purposes.

(b) Following the initial offering and sale of shares of Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock that are
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sold pursuant to this Agreement and the Prospectus and on the terms set forth in the applicable Pricing Supplement (the “Originally Issued Series KB Shares,” the “Originally Issued Series KC Shares” and the “Originally Issued Series KD Shares,” as applicable), all subsequent shares of Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock to be sold pursuant to this Agreement and the Prospectus and on the terms set forth in the applicable Pricing Supplement (i) will be treated as a consolidated, single series with the Originally Issued Series KB Shares, Originally Issued Series KC Shares and Originally Issued Series KD Shares, as applicable, (ii) will have the same terms and CUSIP number as the Originally Issued Series KB Shares, Originally Issued Series KC Shares and Originally Issued Series KD Shares, as applicable, and (iii) will be fungible with the Originally Issued Series KB Shares, Originally Issued Series KC Shares and Originally Issued Series KD Shares, as applicable, for federal income tax purposes.

(c) Following the initial offering and sale of shares of any series of New Future Preferred Stock that are sold pursuant to this Agreement and the Prospectus and on the terms set forth in the applicable Pricing Supplement, all subsequent shares of such series of New Future Preferred Stock to be sold pursuant to this Agreement and the Prospectus and on the terms set forth in the applicable Pricing Supplement (i) will be treated as a consolidated, single series with the series of the Originally Issued Future Preferred Stock with the same designation, (ii) will have the same terms and CUSIP number as the Originally Issued Future Preferred Stock with the same designation and (iii) will be fungible with the Originally Issued Future Preferred Stock with the same designation for federal income tax purposes.

(14)    Absence of Defaults and Conflicts. The Company is not in violation of the Articles or its Bylaws, each as amended or supplemented to date, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party, including each of the Company Agreements, or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custodian Agreement, dated as of October 5, 2012 and the Transfer Agency and Services Agreement, dated as of May 9, 2013, referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Administration Agreement,” the “Custody Agreement” and the “Transfer Agency Agreement,” respectively and collectively the “Company Agreements”) and the consummation of the transactions contemplated in this Agreement, the Company Agreements and in the Registration Statement (including the issuance and sale of the Preferred Stock and the use of the proceeds from the sale of the Preferred Stock as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds”) and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of
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the Articles or Bylaws or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except with respect to (ii) only, for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(15)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Adviser, as the case may be, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, Prospectus and the Disclosure Package including ordinary routine litigation incidental to the business, could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(16)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act, the 1940 Act.

(17)    Absence of Manipulation. The Company has not taken, and the Company will not take (other than as contemplated in its dividend reinvestment plan or share repurchase plan), directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company, or to stabilize, in connection with the offering of the Preferred Stock, except to the extent authorized by applicable law, including without limitation by Rule 104 of Regulation M (“Reg M”) under the 1934 Act.

(18)    Possession of Intellectual Property; Company Name. The Company owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, except where failure to do so would not have a Material Adverse Effect, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein.

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(19)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Preferred Stock hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, or under the rules of the New York Stock Exchange (“NYSE”) or the filing requirements and rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities laws.

(20)    NYSE Listing. (a) The Existing Series D Term Preferred Stock, the Existing Series F Term Preferred Stock, the Existing Series G Term Preferred Stock, the Existing Series H Term Preferred Stock, the Existing Series I Term Preferred Stock, the Existing Series J Term Preferred Stock, the Existing Series K Cumulative Preferred Stock and the Existing Series L Term Preferred Stock have been, and each series of Outstanding Listed Future Preferred Stock in connection with such series’ original issuance, will have been, duly authorized for listing on the NYSE and prior to their issuance, the shares of the Series D Term Preferred Stock, the Series F Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock, the Series I Term Preferred Stock or the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock and each series of Outstanding Listed Preferred Stock offered pursuant to this Agreement and the Prospectus will have been approved for listing on the NYSE, subject to official notice of issuance.

(b) Following the listing of the Series KB Cumulative Preferred Stock on the NYSE pursuant to a Series KB Listing Event, the issued and outstanding shares of Series KB Cumulative Preferred Stock as of such listing date (the “Series KB Listing Date”) will have been duly authorized for listing on the NYSE and prior to their issuance, the shares of the Series KB Cumulative Preferred Stock remaining to sold pursuant to this Agreement and the Prospectus as of the Series KB Listing Date will have been approved for listing on the NYSE, subject to official notice of issuance. Following the listing of the Series KC Cumulative Preferred Stock on the NYSE pursuant to a Series KC Listing Event, the issued and outstanding shares of Series KC Cumulative Preferred Stock as of such listing date (the “Series KC Listing Date”) will have been duly authorized for listing on the NYSE and prior to their issuance, the shares of the Series KC Cumulative Preferred Stock remaining to sold pursuant to this Agreement and the Prospectus as of the Series KC Listing Date will have been approved for listing on the NYSE, subject to official notice of issuance. Following the listing of the Series KD Cumulative Preferred Stock on the NYSE pursuant to a Series KD Listing Event, the issued and outstanding shares of Series KD Cumulative Preferred Stock as of such listing date (the “Series KD Listing Date”) will have been duly authorized for listing on the NYSE and prior to their issuance, the shares of the Series KD Cumulative Preferred Stock remaining to sold pursuant to this Agreement and the Prospectus as of the Series KD Listing Date will have been approved for listing on the NYSE, subject to official notice of issuance.

(c) Following the listing of any series of New Future Preferred Stock on the NYSE pursuant to a New Future Preferred Stock Listing Event, the remaining issued and outstanding shares of any such series as of such listing date and prior to their issuance will have been duly authorized for listing on the NYSE, subject to official notice of issuance. The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to any series of Preferred Stock listed on the NYSE.
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(21)    Rating. The Series D Term Preferred Stock, the Series G Term Preferred Stock, the Series H Term Preferred Stock the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, are each separately rated BBB- by Egan-Jones Ratings Co., or such other rating and/or NRSRO as to which the Company shall have most recently notified the Agents pursuant to Section IV(u)(ii) hereof, and in each case, such rating will be monitored on an ongoing basis. The Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock and each series of Future Preferred Stock, as of the time each such series will be offered and sold pursuant to this Agreement and the Prospectus, will be rated BBB- by Egan-Jones Ratings Co., or such other rating and/or NRSRO as to which the Company shall have most recently notified the Agents pursuant to Section IV(u)(ii) hereof, and in each case, such rating will be monitored on an ongoing basis.

(22)    Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents, exemptive orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(23)    Additional Disclosure Items. All Additional Disclosure Items complied and will comply in all material respects with (i) the applicable requirements of the 1933 Act and the 1940 Act, and (ii) the rules and interpretations of FINRA.

(24)    Subchapter M. The Company operates in compliance in all material respects with the requirements to be taxed as and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Prospectus and the Disclosure Package in such a manner as to comply with the requirements of Subchapter M of the Code and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.

(25)    Distribution of Offering Materials. The Company has not distributed and, prior to the completion of the distribution of the Preferred Stock, will not distribute any offering material to the public in connection with the offering and sale of the Preferred Stock other than the Registration Statement, the Prospectus, the Disclosure Package or any Additional Disclosure Item the use of which has been consented to by the Purchasing Agent.

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(26)    Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act; (C) access to Company assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for Company assets is compared with the existing Company assets at reasonable intervals and action deemed appropriate by the Company is taken with respect to any differences. The Company has effective disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the Prospectus and the Disclosure Package, since the end of the Company’s most recent audited fiscal year there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(27)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Preferred Stock.

(28)    Absence of Undisclosed Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and which payment has not been so disclosed.

(29)    Material Agreements. The Company Agreements have each been duly authorized by all requisite action on the part of the Company and executed and delivered by the Company, as of the dates noted therein, and each complies with applicable provisions of the 1940 Act and the Advisers Act, as applicable, in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Company Agreements, each Company Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws. There are no contracts or documents which are required
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to be described in the Registration Statement, the Prospectus or the Disclosure Package (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the 1933 Act, the 1940 Act which have not been so described and filed as required.

(30)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(31)    Asset Restrictions. There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, Prospectus and the Disclosure Package, other than as described therein.

(32)    Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. All material taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Company.

(33)    Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(34)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus, the Disclosure Package and any Additional Disclosure Item are based on or derived from sources that the Company believes to be reliable and accurate.

(35)    Tax Treatment of the Preferred Shares. For federal income tax purposes, the Preferred Stock will constitute equity of the Company.

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(36)    Anti-Bribery Laws. Neither the Company, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(37)    Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and such other U.S. anti-money laundering or similar U.S. laws applicable to the Company, including any rules or regulations, issued, administered or enforced by any U.S. governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(38)    OFAC. Neither the Company, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or person acting on behalf of the Company is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not use any of the proceeds received by the Company from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, to Company any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(39)    Compliance with the Sarbanes Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(b)    Representations and Warranties by the Adviser. The Adviser represents and warrants to the Agents as of the date hereof and as of each Representation Date, as follows:
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(1)    Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).

(2)    Investment Adviser Status. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

(3)    Description of Adviser. The description of the Adviser in the Registration Statement, the Prospectus and the Disclosure Package (including any amendment or supplement thereto) complied and complies in all material respects with the applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(4)    Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and the Disclosure Package and in this Agreement and each Company Agreement to which it is a party.

(5)    Authorization of Company Agreements; Absence of Defaults and Conflicts. Each of this Agreement and the Company Agreements to which the Adviser is a party has each been duly authorized, executed and delivered by the Adviser, and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws; and neither the execution and delivery of this Agreement or any Company Agreement to which the Adviser is a party nor the performance by the Adviser, of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (A) any agreement or instrument to which the Adviser is a party or by which it is bound, (B) the limited liability company agreement and other organizational documents of the Adviser, or (C) to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other
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governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than, with respect to sub-sections (A) and (C), any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or any Company Agreement to which the Adviser is a party, except (A) as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Advisers Act or state and foreign securities or “blue sky” laws, (B) may be required by the NYSE, the FINRA or any other applicable self-regulatory organization and securities depository, or (C) such as which the failure to obtain would not have an Adviser Material Adverse Effect or a Material Adverse Effect or impede the ability of the Adviser to perform its obligations under the Agreement and each Company Agreement to which it is a party.

(6)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have an Adviser Material Adverse Effect.

(7)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect, or materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Company or affect the ability of the Adviser to perform its obligations under this Agreement or any Company Agreement to which it is a party, or which is required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package that has not been disclosed.

(8)    Absence of Violation or Default. The Adviser is not in violation of (A) its limited liability company agreement or other organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to sub-section (B) only, for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Adviser Material Adverse Effect.

(9)    Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(10)    Anti-Bribery Laws. Neither the Adviser, nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, employee, agent or affiliate of the Adviser or any of its subsidiaries, is aware of or has taken any action, directly or
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indirectly, that would result in a violation by such persons of the Anti-Bribery Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Adviser, and its subsidiaries and, to the knowledge of the Adviser and its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(11)    OFAC. Neither the Adviser, nor, to the knowledge of the Adviser, any director, officer, employee, agent, affiliate or person acting on behalf of the Adviser is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Sanctions.

(12)    Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Prospectus, except where failure so to possess would not, individually or in the aggregate, result in an Adviser Material Adverse Effect. The Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser Material Adverse Effect. The Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(13)    Absence of Manipulation. The Adviser has not taken, and the Adviser will not take (other than as contemplated in the Company’s dividend reinvestment plan or share repurchase plan), directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company, or to stabilize, in connection with the offering of the Preferred Stock, except to the extent authorized by applicable law, including without limitation by Rule 104 of Reg M under the 1934 Act.

(c)    Representations and Warranties by the Administrator. The Administrator represents and warrants to the Agents as of the date hereof and as of each Representation Date, as follows:
(1)    Good Standing of the Administrator. The Administrator has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described
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in the Registration Statement, the Prospectus and the Disclosure Package and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Administrator, whether or not arising in the ordinary course of business (an “Administrator Material Adverse Effect”).

(2)    Description of Administrator. The description of the Administrator in the Registration Statement, the Prospectus and the Disclosure Package (including any amendment or supplement thereto) complied and comply in all material respects with the applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act, and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)    Capitalization. The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and the Disclosure Package and in this Agreement and each Company Agreement to which it is a party.

(4)    Authorization of Company Agreements; Absence of Defaults and Conflicts. Each of this Agreement and the Company Agreements to which the Administrator is a party has each been duly authorized, executed and delivered by the Administrator, and constitutes a valid and binding obligation of the Administrator, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by equitable principles of general applicability or by federal or state laws; and neither the execution and delivery of this Agreement or any Company Agreement to which the Administrator is a party nor the performance by the Administrator, of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (A) any agreement or instrument to which the Administrator is a party or by which it is bound, (B) the limited liability company agreement and other organizational documents of the Administrator, or (C) to the Administrator’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Administrator or its properties or operations other than, with respect to sub-sections (A) and (C), any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Administrator Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Administrator of the transactions contemplated by this Agreement or any Company Agreement to which the Administrator is a party, except (A) as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Advisers Act or
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state and foreign securities or “blue sky” laws, (B) may be required by the NYSE, the FINRA or any other applicable self-regulatory organization and securities depository, or (C) such as which the failure to obtain would not have an Administrator Material Adverse Effect or a Material Adverse Effect or impede the ability of the Administrator to perform its obligations under the Agreement and each Company Agreement to which it is a party.

(5)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have an Administrator Material Adverse Effect.

(6)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Administrator, threatened against or affecting the Administrator or any parent or subsidiary of the Administrator or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result, individually or in the aggregate, in an Administrator Material Adverse Effect, or materially and adversely affect the ability of the Administrator to function as an investment adviser with respect to the Company or affect the ability of the Administrator to perform its obligations under this Agreement or any Company Agreement to which it is a party, or which is required to be disclosed in the Registration Statement, the Prospectus and the Disclosure Package that has not been disclosed.

(7)    Absence of Violation or Default. The Administrator is not (A) in violation of its limited liability company agreement or other organizational documents or (B) in default under any agreement, indenture or instrument, except, with respect to sub-section (B) only, for such violations or defaults that would not reasonably be expected to result, individually or in the aggregate, in an Administrator Material Adverse Effect.

(8)    Money Laundering Laws. The operations of the Administrator and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened.

(9)    Anti-Bribery Laws. Neither the Administrator, nor any of its subsidiaries nor, to the knowledge of the Administrator, any director, officer, employee, agent or affiliate of the Administrator or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Bribery Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Administrator, and its subsidiaries and, to the knowledge of
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the Administrator and its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(10)    OFAC. Neither the Administrator, nor, to the knowledge of the Administrator, any director, officer, employee, agent, affiliate or person acting on behalf of the Administrator is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Sanctions.

(11)    Possession of Licenses and Permits. The Administrator possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Prospectus, except where failure so to possess would not, individually or in the aggregate, result in an Administrator Material Adverse Effect. The Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Administrator Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Administrator Material Adverse Effect. The Administrator has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(12)    Absence of Manipulation. The Administrator has not taken, and the Administrator will not take (other than as contemplated in the Company’s dividend reinvestment plan or share repurchase plan), directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company, or to stabilize, in connection with the offering of the Preferred Stock, except to the extent authorized by applicable law, including without limitation by Rule 104 of Reg M under the 1934 Act.

(d)    All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company, the Advisor or the Administrator submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the shares of Preferred Stock.

VIII.

(a)    Each acceptance by the Company of an offer for the purchase of Preferred Stock, and each delivery of Preferred Stock to the Purchasing Agent pursuant to a sale of Preferred Stock to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company and the Adviser and Administrator made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the
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time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Preferred Stock relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to each such time).

(b)    Except as otherwise provided in subsection (n) of Section IV, each time:

(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2)    the Company files an annual report on Form N-CSR, a semi-annual report on Form N-CSRS or makes a quarterly filing on Form N-PORT with the Commission; or

(3)    if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for pricing terms related to an offering or similar changes), the Company shall furnish or cause to be furnished to the Agents (i) a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents (an “Authorized Officer”) dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(b), modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such certificate and (ii) a certificate of the Secretary of each of the Company and the Adviser dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificates referred to in Section III(d) hereof which were last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(d), modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such certificate.

(c)    Except as otherwise provided in subsection (n) of Section IV, each time:
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(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2)    the Company files an annual report on N-CSR, a semi-annual report on Form N-CSRS or a makes a quarterly filing on Form N-PORT with the Commission; or

(3)    if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for pricing terms related to an offering or similar changes), the Company shall furnish or cause to be furnished forthwith to the Agents and your counsel the written opinions of each Company Counsel, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section III(a)(1) and (2) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)    Except as otherwise provided in subsection (n) of Section IV, each time:

(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2)    the Company files an annual report on Form N-CSR, a semi-annual report on Form N-CSRS or makes a quarterly filing on Form N-PORT with the Commission; or

(3)    if required by the Agents (i) after the Registration Statement and the Prospectus has been amended or supplemented to include additional financial information whether or not required to be set forth therein under the terms of Form N-2 under the 1933 Act and (ii) upon the filing with the Commission of a new Prospectus under 424(b) in connection with a Pos Ex Future Preferred Amendment, the Company shall cause BDO to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in Section III(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement, the Prospectus or the Disclosure Package is amended or supplemented solely to include unaudited financial information as of and for a fiscal quarter, and BDO has not been engaged by the Company to review such unaudited financial information, the Company shall furnish or cause to be furnished to the Agents a certificate of the Chief Financial Officer on the date of the filing with the Commission of
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such amendment or supplement in the form attached hereto as Exhibit G, or in such other form or forms as are reasonably acceptable to Troutman Pepper Hamilton Sanders LLP, counsel for the Agents (the “CFO Certificate”). Additionally, in the event the Registration Statement or the Prospectus is not amended or supplemented to include additional financial information in the form of the additional financial information included in a quarterly Form N-PORT filing by the Company or unaudited semi-annual financial statements included in a semi-annual Form N-CSRS filing by the Company, a CFO Certificate shall be furnished to the Agents within seven (7) business days of the Company’s filing of the applicable Form N-PORT or Form N-CSRS, as applicable.

(e)    The Company hereby acknowledges that (1) the solicitation of purchases of the Preferred Stock and any purchase and sale of the Preferred Stock pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit E hereinafter) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or in any respect, or owe an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

IX.

(a)    The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package any Additional Disclosure Item, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

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(b)    Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. Each Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section IX(b). This indemnity agreement will be in addition to any liability which each Agent may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section IX of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section IX, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)    In the event that the indemnity provided in subsection (a), (b) or (c) of this Section IX is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent severally agree to contribute to the aggregate losses, claims,
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damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and any Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by any Agent on the other from the offering of the Preferred Stock; provided, however, that in no case shall any Agent be responsible for any amount in excess of an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Preferred Stock sold to or through the Agents to the date of such liability. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Agent shall severally contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by each Agent shall be deemed to be equal to an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Preferred Stock sold to or through the Agents. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or any Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section IX, each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of any Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

(e)    The Company acknowledges that the name of such Agent appearing on the front cover of the Prospectus [and the second and third to last sentences of the fourth paragraph, the second and third sentences of the fifth paragraph, the third sentence of the eleventh paragraph and with respect to the Purchasing Agent only, the entire thirteenth paragraph,] all under the Section “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the foregoing indemnity.

X.

The Company may elect to suspend or terminate the offering of Preferred Stock under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this
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Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit E. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Preferred Stock shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Preferred Stock relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Preferred Stock. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Preferred Stock being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Preferred Stock, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto since the date of the applicable agreement), or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of the Purchasing Agent or such Agent, impracticable or inadvisable to market the Preferred Stock or enforce contracts for the sale of the Preferred Stock, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NASDAQ or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iv) if there shall have come to the Purchasing Agent’s or such Agent’s attention any facts that would cause the Purchasing Agent or such Agent to believe that the Prospectus and the Disclosure Package, at the time each was required to be delivered to a purchaser of Preferred Stock, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, (v) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus (exclusive of any amendment or supplement thereto since the date of the applicable agreement), a downgrading in the rating assigned to any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, the Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or any of the
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Company’s debt securities by any NRSRO, or any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s issued and outstanding shares of preferred stock (including the Series D Term Preferred Stock, the Series G Term Preferred Stock, Series H Term Preferred Stock, the Series I Term Preferred Stock, the Series J Term Preferred Stock, the Series K Cumulative Preferred Stock, the Series L Term Preferred Stock, the Series KB Cumulative Preferred Stock, the Series KC Cumulative Preferred Stock, the Series KD Cumulative Preferred Stock, the Future Preferred Stock and the Preferred Stock to be sold pursuant to this Agreement and the Prospectus, to the extent such series of Preferred Stock has been rated) or any of the Company’s debt securities or (vi) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Preferred Stock as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section IV(c) and (e), Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Preferred Stock has been accepted by the Company but the time of delivery to the Purchasing Agent of such Preferred Stock has not occurred, the provisions of all of Section IV and Section VI shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company or the Adviser:

Priority Income Fund, Inc.
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: Russell Wininger
Telecopy: (212) 448-9652
rwininger@prospectcap.com

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or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XIII.

This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Each party hereto also irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XIV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Preferred Stock; (iii) all expenses incurred in preparing, printing and distributing the Prospectus, the Disclosure Package and any Additional Disclosure Item to investors or prospective investors, (iv) the fees and disbursements of the Company’s auditors and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Prospectus and any Additional Disclosure Item; (vi) the costs and fees of listing the Preferred Stock offered hereby on the NYSE; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of Troutman Pepper Hamilton Sanders LLP incurred with respect to any filing with the FINRA; (viii) all reasonable expenses (including fees and disbursements of Troutman Pepper Hamilton Sanders LLP) in connection with “Blue Sky” qualifications; and (ix) any fees charged by rating agencies for the rating of the Preferred Stock. Additionally, the Company shall pay all reasonable fees and disbursements of Troutman Pepper
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Hamilton Sanders LLP, counsel for the Agents (provided such fees and expenses (a) shall not exceed $[100,000] in connection with the preparation and execution of this Agreement and the preparation and filing of the Prospectus dated as of the date hereof relating to the Preferred Stock and providing the services described in clauses (vii) and (viii) above and (b) except as modified by the following sentence, shall not exceed $40,000 on an annual basis in each annual period following the date of this Agreement). In additional to the amounts discussed above, the Company shall pay all reasonable fees and disbursements of Troutman Pepper Hamilton Sanders LLP, counsel for the Agents in connection with and related to each Pos Ex Future Preferred Amendment (provided such fees and expenses shall not exceed $15,000).

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

PRIORITY INCOME FUND, INC.

By
Name:
Title:

PRIORITY SENIOR SECURED INCOME
MANAGEMENT, LLC

By
Name:
Title:

PRIORITY ADMINISTRATION LLC

By
Name:
Title:

[SELLING AGENT AGREEMENT]
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Confirmed and accepted
as of the date first above written:

INSPEREX LLC

By
Name:
Title:

[SELLING AGENT AGREEMENT]
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ANNEX A

Agent Contact Information

InspereX LLC
200 South Wacker Drive
Suite 3400
Chicago, Illinois 60606
Fax: (312) 379-3701

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EXHIBIT A

Form of Opinion of Eversheds Sutherland (US) LLP

1.Based solely on the Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated _________ [●], 2022, the Adviser is a limited liability company validly existing in good standing under the DLLCA.

2.Based solely on the Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated __________ [●], 2022, the Administrator is a limited liability company validly existing in good standing under the DLLCA.

3.Each of the Adviser and the Administrator has the limited liability company power and authority under the laws of the State of Delaware to conduct its business as described in the Registration Statement and the Prospectus.

4.Based solely on the respective Certificates of Authority issued by the Secretary of the State of New York, dated _________ [●], 2022, each of the Company, the Adviser and the Administrator is authorized to transact business as a foreign corporation or limited liability company, as applicable, in the State of New York.

5.The Advisory Agreement and the Administrative Agreement (collectively, the “Company Agreements”) and the Selling Agent Agreement have been duly authorized, executed and delivered by the Company.

6.The Adviser (a) has the limited liability company power and authority under the laws of the State of Delaware to execute and deliver each of the Selling Agent Agreement and the Advisory Agreement, (b) has taken all necessary limited liability company action under the Delaware Limited Liability Company Act (the “DLLCA”) to authorize, and has duly authorized, each of the Selling Agent Agreement and the Advisory Agreement, including the execution and delivery thereof, and (c) has duly executed and delivered each of the Selling Agent Agreement and the Advisory Agreement.

7.The Administrator (a) has the limited liability company power and authority under the laws of the State of Delaware to execute and deliver each of the Selling Agent Agreement and the Administration Agreement, (b) has taken all necessary limited liability company action under the DLLCA to authorize, and has duly authorized, each of the Selling Agent Agreement and the Administration Agreement, including the execution and delivery thereof, and (c) has duly executed and delivered each of the Selling Agent Agreement and the Administration Agreement.

8.The Advisory Agreement constitutes a valid and binding obligation of the Adviser and the Company enforceable against the Adviser and the Company in accordance with its terms under the laws of the State of New York, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium,

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fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

9.The Advisory Agreement complies, in all material respects, with the applicable provisions set forth in Section 205(a)(2) of the Advisers Act and the Investment Company Act.

10.Neither the execution and delivery of the Advisory Agreement by the Adviser nor the performance of the Adviser of its obligations under the Advisory Agreement materially violates the provisions of the Investment Company Act or the Advisers Act.

11.Each of the Selling Agent Agreement and the Advisory Agreement has been duly approved by the Board of Directors of the Company in accordance with the procedural requirements of Section 15 of the Investment Company Act.

12.The Administration Agreement constitutes a valid and binding obligation of the Administrator enforceable against it in accordance with its terms under the law of the State of New York, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

13.The issuance and sale of the Preferred Stock by the Company and the execution and delivery by each of the Company, the Adviser and the Administrator of the Selling Agent Agreement and each Company Agreement to which it is a party do not, and the performance by each of the Company, the Adviser and the Administrator of its respective obligations under the Selling Agent Agreement and each Company Agreement to which it is a party will not:

a.violate the Charter or Bylaws of the Company, the Adviser Operating Agreement or the Administrator Operating Agreement, as applicable;

b.to our knowledge, solely with respect to the Company, violate any judicial or administrative decree, judgment or order that an officer of the Company has certified to us is a judicial or administrative decree, judgement or order to which the Company is subject, other than the securities or blue sky laws of the various states, as to which we express no opinion;

c.solely with respect to the Company, breach or constitute a default by the Company under any agreement included as an exhibit to the Registration Statement; provided, however, that the foregoing opinion expressly excludes breaches and defaults under any such agreement (i) involving financial covenants

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or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) relating to the application of a “material adverse event” or similar words or phrases, or (iii) involving any statement or writing that may constitute parol evidence bearing on interpretation or construction; or

d.violate federal laws of the United States of America, the laws of the State of New York, the Maryland General Corporation Law (“MGCL”) or the DLLCA, as applicable.

14.No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental body or agency was or is, as applicable, required under the MGCL, the DLLCA, the laws of the State of New York or the federal laws of the United States of America for the issuance and sale of the Preferred Stock by the Company, or the execution or delivery by each of the Company, the Adviser and the Administrator of, or the performance by each of the Company, the Adviser and Administrator of its respective obligations under, the Selling Agent Agreement and each of the Company Agreements to which it is a party, except such (a) as have been already obtained under the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act, the Investment Advisers Act or the respective rules or regulations promulgated thereunder, (b) as have been already obtained or as may be required under the bylaws, rules and regulations of the Financial Industry Regulatory Authority, Inc. or the New York Stock Exchange, or (c) as may be required under the “blue sky” laws of any jurisdiction in connection with the issuance, offer and sale of the Shares.

15.The provisions of each of the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles do not contravene the provisions of the Investment Company Act.[1]

On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Securities Act, we advised you and now confirm that, in our opinion, the Registration Statement, as of its most recent effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that (i) the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) the Prospectus, as of the date of the Prospectus and the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
________________________
1 To be updated to include any series of Future Preferred Stock in opinion delivered in connection with new prospectus filing adding such new series.

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In addition to the foregoing, we confirm that (i) (a) the statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” insofar as such statements purport to summarize U.S. federal tax laws referred to therein, are accurate and fairly present in all material respects the U.S. federal tax laws referred to therein and (b) the statements in the SAI included in the Prospectus under the caption “Regulation” insofar as such statements purport to summarize certain provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) discussed therein, are accurate and fairly present in all material respects such provisions referred to therein, (ii) to our knowledge, there is no litigation or governmental proceeding pending or threatened against the Company, the Adviser or the Administrator that would be required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed, (iii) to our knowledge, there is no document that is required to be filed as an exhibit to the Registration Statement and is not so filed, (iv) the Registration Statement has become effective under the Securities Act and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued, and (b) no proceedings for any such purpose have been instituted or are overtly threatened or are pending by the Commission, (v) the Company has registered as an investment company pursuant to the provisions of Section 8(a) under the Investment Company Act, upon receipt by the Commission of the Company’s notification of such registration on Form N-8A, and, to our knowledge, (a) the Company has not filed with the Commission any application for deregistration pursuant to Section 8(f) of the Investment Company Act, or Rule 8f-1 thereunder, (b) no order for deregistration of the Company pursuant to Section 8(f) of the Investment Company Act has been issued, (c) no proceedings for any such purpose have been instituted or are overtly threatened or are pending by the Commission and (d) such Form N-8A filed by the Company with the Commission appeared on its face to be appropriately responsive in all material respects to the requirements of the Investment Company Act, and (vi) the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act, and, to our knowledge, is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting as investment adviser to the Company, as contemplated by the Prospectus, and, to our knowledge, no proceedings have been instituted or are pending or overtly threatened by the Commission to suspend or revoke the registration of the Adviser as an investment adviser under the Advisers Act.

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EXHIBIT B

Form of Opinion of Venable

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation (“SDAT”). The Company has the corporate power to own, lease and operate its properties, and conduct its business, as described in the Registration Statement and the Prospectus under the heading “Prospectus Summary – Priority Income Fund, Inc.” and to enter into and perform its obligations under the Selling Agent Agreement.

2.Each of the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles have been duly authorized and executed by the Company in accordance with the Maryland General Corporation Law (the “MGCL”). Each of the Series D Articles, the Series F Articles, the Series G Articles, the Series H Articles, the Series I Articles, the Series J Articles, the Series K Articles, the Series L Articles, the Series KB Articles, the Series KC Articles and the Series KD Articles have been accepted for record by the SDAT.2
3.The sale and issuance of the Preferred Stock pursuant to the Selling Agent Agreement have been duly authorized and, when and if issued and delivered by the Company pursuant to the Selling Agent Agreement and the Prospectus against payment of the consideration set forth therein, the Preferred Stock will be validly issued, fully paid and nonassessable. The issuance of the Preferred Stock is not subject to preemptive or other similar rights under the MGCL, the Charter or the Bylaws.

4.No personal liability will attach under the laws of the State of Maryland, the Company’s state of incorporation, to holders of the Preferred Stock for any debt or obligation of the Company solely as a result of their status as stockholders of the Company.

5.The execution and delivery of the Selling Agent Agreement and the Investment Advisory Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company. Each of the Selling Agent Agreement and the Investment Advisory Agreement has been duly executed and, so far as is known to us, delivered by the Company.

________________________
2 To be updated to include any series of Future Preferred Stock in opinion delivered in connection with new prospectus filing adding such new series.

B-1
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6.The information in the Registration Statement and the Prospectus under the caption “Description of Our Preferred Stock” and in Part C of the Registration Statement under Item 30, insofar as it constitutes summaries of the MGCL and the Charter and Bylaws, has been reviewed by us and is accurate in all material respects. The Company has the number of authorized shares of stock as set forth in the Prospectus under the caption “Description of Our Capital Stock.”

7.No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental authority of the State of Maryland is required in connection with the due authorization, execution and delivery of the Selling Agent Agreement or for the offering, issuance, sale or delivery of the Preferred Stock (other than such filing, authorization, approval, consent, license, order, registration, qualification or decree required by the securities laws of the State of Maryland, as to which we express no opinion).

8.The execution and delivery of the Selling Agent Agreement and the performance by the Company of the transactions contemplated in the Selling Agent Agreement, and in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and the compliance by the Company with its obligations under the Selling Agent Agreement will not (a) conflict with the Charter or Bylaws or (b) violate any applicable law, statute, rule or regulation, known to us, of any governmental authority of the State of Maryland (other than any such law, statute, rule or regulation in connection with the securities laws of the State of Maryland, as to which we express no opinion).

B-2
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EXHIBIT C

Terms Agreement

Priority Income Fund, Inc.
10 East 40th Street
New York, New York 10016

Attention: Treasurer

The undersigned agrees to purchase the following aggregate principal amount of Preferred Stock:

$__________
The terms of such Preferred Stock shall be as follows:
CUSIP Number: ______
Series: [D, F, G, H, I , J, K, L, KB, KC, KD or [Future Preferred Stock series]]
Public Offering Price: ________
Current Yield: _______
Dividend Frequency: _____
Dividend Rate: ______
Dividend Frequency: _____
Optional Redemption Date: _____
Mandatory Term Redemption for the Term Preferred Stock: _____
Initial Call Date:_____
Agent’s Concession: ___________
Net Proceeds to Issuer: _________
Settlement Date, Time and Place: ____________
Applicable Time: ________

[Any other pricing terms and conditions agreed to by the Purchasing Agent and the Company]

INSPEREX LLC

By:
Title:

C-1
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ACCEPTED
PRIORITY INCOME FUND, INC.

By:
Title:

C-2
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EXHIBIT D

Form of Pricing Supplement

Pricing Supplement Dated:             Rule [424(b)(3)]
(To Prospectus Dated [●], 2022)                 File No. 333-262232
Pricing Supplement No. ________

PRIORITY INCOME FUND, INC.
Preferred Stock

Trade Date:
Issue Date:
Agents:

CUSIP NUMBERS	SERIES	DIVIDEND RATE	DIVIDEND FREQUENCY	OPTIONAL REDEMPTION DATE	TERM REDEMPTION DATE	PUBLIC OFFERING PRICE

CURRENT YIELD	NEXT CALL DATE	GROSS CONCESSION	NEXT DIVIDEND DATE	NYSE SYMBOL	LAST CLOSING PRICE

Recent Developments: [To include weekly disclosure of aggregate amount outstanding of each series of Preferred Stock and other recent events.]

Other Terms:

The Preferred Stock purchased by the agents on behalf of level-fee accounts may be sold to such accounts at the public offering price specified above less a sales concession, in which case, such agents may not retain all or a portion of the sales concession as compensation
.

D-1
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EXHIBIT E

Master Selected Dealer Agreement

[●], 2022

Dear (Customer Name):

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1.Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which InspereX LLC (“InspereX”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to

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prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to InspereX LLC, 200 South Wacker Drive, Suite 3400, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of InspereX LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.Offering Materials and Arrangements.

a.Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by InspereX LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of

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the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

b.Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating

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thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

c.Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession." If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

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d.Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

4.Representations, Warranties and Agreements.

a.FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA's interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

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You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

b.Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

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c.Role of InspereX LLC; Legal Responsibility. InspereX LLC is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. InspereX LLC, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. InspereX LLC will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of InspereX LLC will be implied hereby or inferred herefrom.

d.Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

e.U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

f.Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

g.Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from

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us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

h.Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

i.Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

j. New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

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8.Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By
[John Tolar]
[Managing Director - Syndicate]

CONFIRMED: ______________________, 20___

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(CUSTOMER NAME)

By:

Name:
(Print Name)

Title:

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EXHIBIT F

Form of Agent Joinder Letter

[Date]

[Name and Address of Agent]

Re: [Priority Income Fund Series D, F, G, H, I, J, K, L, KB, KC, KD and [Future Preferred Stock series] [Term]/[Cumulative] Preferred Stock (the “Preferred Stock”)][Issuance of [$]_________________Preferred Stock by Priority Income Fund, Inc. Sold on _____________, for Settlement on _____________ (the “Preferred Stock”)]

Dear __________:

The Selling Agent Agreement dated [●], 2022 (the “Agreement”), among Priority Income Fund, Inc. (the “Company”), Priority Senior Secured Income Management, LLC, Prospect Administration LLC and InspereX LLC (the “Purchasing Agent”), provides for the issue and sale by the Company of the Preferred Stock.

Subject to and in accordance with the terms of the Agreement, the Company hereby appoints you as Agent (as such term is defined in the Agreement) [on an on−going basis in connection with the purchase of the Preferred Stock][in connection with the purchase of the Preferred Stock, but only for this one transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Preferred Stock or other termination of this transaction]. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent [on an on−going basis in connection with the purchase of the Preferred Stock][in connection with the issue and sale of the Preferred Stock] under the terms and conditions of the Agreement.

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Very truly yours,

PRIORITY INCOME FUND, INC.

By:
Name:
Title:

PRIORITY SENIOR SECURED INCOME MANAGEMENT, LLC

By:
Name:
Title:

PRIORITY ADMINISTRATION LLC

By:
Name:
Title:

AGREED AND ACCEPTED

[Name of Agent]

By:
Name:
Title:

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Exhibit G

InspereX LLC
[Other Agents party to the Selling Agent Agreement]
c/o InspereX LLC
200 South Wacker Drive
Suite 3400
Chicago, Illinois 60606

Ladies and Gentlemen:

This certificate of Priority Income Fund, Inc. (the “Fund”), is being delivered on behalf of the Fund by Kristin Van Dask, in connection with the Selling Agent Agreement, dated [●], 2022, among the Fund, Priority Senior Secured Income Management, LLC, Prospect Administration and InspereX LLC (the “Agreement”) in relation to the issuance and sale of up to $200,000,000 of (i) 7.00% Series D Term Preferred Stock Due 2029, $0.01 par value per share, (ii) 6.625% Series F Term Preferred Stock Due 2027, $0.01 par value per share, (iii) 6.250% Series G Term Preferred Stock Due 2026, $0.01 par value per share, (iv) 6.000% Series H Term Preferred Stock Due 2026, $0.01 par value per share, (v) 6.125% Series I Term Preferred Stock Due 2028, $0.01 par value per share, (vi) 6.000% Series J Term Preferred Stock Due 2028, $0.01 par value per share, (vii) 7.000% Series K Cumulative Preferred Stock, $0.01 par value per share, (viii) 6.375% Series L Term Preferred Stock Due 2029, $0.01 par value per share, (ix) 6.750% Series KB Cumulative Preferred Stock, $0.01 par value per share, (x) 6.500% Series KC Cumulative Preferred Stock, $0.01 par value per share, (xi) 6.250% Series KD Cumulative Preferred Stock, $0.01 par value per share and (xii) Future Preferred Stock series.

I hereby certify that I am the duly elected Chief Financial Officer of the Fund. In such capacity, I am responsible for the Fund's financial accounting and am familiar with the Fund's accounting records and internal controls.

I have reviewed [the Fund’s semi-annual financial statements for the period ended December 31, 20[*] attached hereto as Exhibit A and included in the Fund’s certified shareholder report of registered management investment companies on Form N-CSRS filed by the Fund with the Securities Exchange Commission (the “SEC”) on [*](the “Semi-Annual Financial Statements”)]/ [the Fund’s schedule of investments for the quarterly period ended [March 31, 20[*]/September 30, 20[*]] attached hereto as Exhibit A and included as an exhibit to the Fund’s monthly portfolio investments report on Form N-PORT-P filed by the Fund with the SEC on [*](the “Schedule of Investments”)] and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

Nothing has come to my attention based on my review of the [Semi-Annual Financial Statements]/[Schedule of Investments] and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a)     the [Semi-Annual Financial Statements]/[Schedule of Investments] do not fairly present in all material respects the information presented therein;
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(b) any material modifications should be made to the [Semi-Annual Financial     Statements]/[Schedule of Investments] for them to be in conformity with accounting principles generally accepted in the United States of America; and

(c) the [Semi-Annual Financial Statements]/[Schedule of Investments] do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the undersigned has signed her name to this Certificate of the Fund as of the date first written above.

Name:	Kristin Van Dask
Title:	Chief Financial Officer
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